EXHIBIT  23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated November 5, 1998 included in, or incorporated by reference in, as applicable, Meridian Diagnostics, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1998.



Arthur Andersen LLP
Cincinnati, Ohio
March 22, 1999